AMENDMENT NO. 4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Agreement”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Funds Group (Invesco Funds Group), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to remove the following series portfolios: Invesco Basic Balanced Fund, Invesco Mid Cap Basic Value Fund and Invesco Select Equity;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A

Invesco European Small Company
Invesco Global Core Equity Fund
Invesco International Small Company Fund
Invesco Small Cap Equity Fund”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson
Name:	Eric J. Adelson
Title:	Senior Vice President and Secretary

By:	/s/ Wayne Bolton
Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief
Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Jens Langewand /s/ Alexander Lehmann
Name:	Jens Langewand Alexander Lehmann
Title:	Managing Director Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell /s/ Mark Yesberg
Name:	Nick Burrell Mark Yesberg
Title:	Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong /s/ Fanny Lee
Name:	Anna Tong Fanny Lee
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H, Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel

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